Community Trust Bancorp, Inc.

"A Century of Service"

2004 Analyst Presentation

CAUTIONARY STATEMENT

Information provided herein by the Corporation contains "forward-looking" information. The Corporation cautions that any forward-looking statements made by the Corporation are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to the Corporation's 2003 Annual Report on Form 10-K Part I, Item 1. for additional information.

Corporate Profile

- Total Assets of $2.5 billion
- Total Loans of $1.8 billion
- Total Deposits of $2.1 billion
- Total Equity of $226 million
- Total Market Capitalization of $391 million at 4/30/04
- Market Price to Book Value 1.7x at 4/30/04
- Dividend Yield of 2.8%
- EPS Consensus FY 12/04 $2.21
- P/E 12/04 Consensus Forecast 12.08x

Financial data is as of March 31, 2004 unless otherwise noted

Corporate Profile

- Headquarters Pikeville, KY
- 70 banking locations throughout eastern and central Kentucky
- 5 banking locations in southern WV



Executive Management Team

- **Jean R. Hale** — 35 years
  Community Trust Bancorp, Inc.
  Vice Chairman, President and CEO
- **Mark A. Gooch** — 23 years
  Community Trust Bank, Inc.
  President and CEO
- **Tracy E. Little** — 30 years
  Community Trust and Investment Company
  President and CEO

Executive Management Team

William Hickman III **Executive Vice President/Staff Attorney**	**17 years**
Kevin J. Stumbo, CPA **Executive Vice President/Controller**	**17 years**
James J. Gartner **Executive Vice President/Chief Credit Officer**	**19 years** **17 w/ OCC**
James B. Draughn **Executive Vice President/Operations**	**10 years**
Steven E. Jameson, CPA, CIA, CFE **Executive Vice President/Risk Manager**	**19 years**

Executive Management Team

- **Michael S. Wasson** — 33 years
  EVP/Central KY Region President
- **Richard W. Newsom** — 26 years
  EVP/Eastern Region President
- **Ricky S. Sparkman** — 19 years
  EVP/South Central Region President
- **Larry W. Jones** — 36 years
  EVP/Northern Region President

Over 300 years of banking experience among Executive Management Team

Organizational History

"A Century of Service"

1903	The Pikeville National Bank founded
1936	Pikeville National Bank & Trust Co. incorporated
1981	Formed Pikeville National Corporation
1987-2002	Acquired 13 banks and purchased 17 branches
1997	Changed name to Community Trust Bancorp, Inc.
1997-2002	Merged all banks into lead bank-- Community Trust Bank, Inc.
2003	Two operational subsidiaries

Organizational Structure


Community Trust Bancorp, Inc.
Pikeville, KY
Community Trust Bank, Inc.
Pikeville, KY
Community Trust and Investment Company
Lexington, KY

- **Community Trust Bank, Inc.**
  Regional structure provides synergies

- **Community Trust and Investment Company**
  Assets under Management $846 million
  Includes CTB investment portfolio of $483 million

Financial data is as of December 31, 2003

A Century of Service

founded in 1903

100 years of increasing return to investors

- **Initial public offering 1981**
- **12 stock splits**
- **8 stock dividends, most recent on December 15, 2003**
- **23 years of consecutive increases in cash dividends**
- **5-year Compound Growth Rate of cash dividend 8.3%**
- **Recognized by Mergent, Inc. as 2003 Dividend Achiever**

Strategic Direction
Operational Philosophy

Mission Statement

- Offer industry competitive and profitable financial products
- Deliver "community bank" customer service
- Provide a productive work environment
- Remain a good corporate citizen

CTBI's operational philosophy supports our mission

- Decentralized decision making
- Centralized operations
- Local Market Presidents
- Specialized product offerings
- Maximized use of technology

Financial Highlights

Performance Summary

	1st Qtr 2004	2003	2002
Earnings Per Share	$0.54	$2.14	$2.01
Return on Average Assets*	1.18%	1.16%	1.12%
Net Interest Margin*	4.09%	3.76%	4.02%
Efficiency Ratio	58.53%	59.17%	57.29%
Nonperforming Loans	1.01%	0.97%	1.39%
Net Charge-offs*	0.38%	0.48%	0.63%
As a % of Average Assets*:			
Noninterest Income	1.30%	1.46%	1.13%
Noninterest Expense	2.96%	2.84%	2.73%

*1st Quarter 2004 information annualized

Quarterly Net Income


(in millions)
$7.5
$6.5
$5.5
$4.5
$3.5
$5.1
$5.2
$6.3
$7.0
$7.3
Mar-00
Mar-01
Mar-02
Mar-03
Mar-04

- Net interest income increased $2.2 million
- Noninterest revenue decreased $0.5 million
- Noninterest expense increased $0.6 million
- Provision expense increased $0.6 million; net charge-offs decreased $0.2 million

Earnings Per Share


$2.40
$1.60
$0.80
$0.00
$1.48
$1.55
$1.60
$2.01
$2.14
$0.54
$2.27
1999
2000
2001
2002
2003
Mar-04
2004*

- Earnings per share increased 6.5% in 2003
- Cumulative earnings per share growth is 15.4% during the last ten years
- Repurchased 214,244 shares of stock during 2003 at an average price of $23.74, increasing EPS by $0.03 or 1.4%

*2004 data is stated corporate goal

Total Assets


(in billions)
$2.60
$2.40
$2.20
$2.00
$2.18
$2.26
$2.50
$2.49
$2.47
$2.46
$2.57
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is as of YE except 2004 which is as of 3/31/04

*2004 data is stated corporate goal

Total Loans


(in billions)
$2.00
$1.80
$1.60
$1.40
$1.20
$1.62
$1.69
$1.71
$1.64
$1.74
$1.77
$1.91
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is as of YE except 2004 which is as of 3/31/04

*2004 data is stated corporate goal

Loan Portfolio Mix

March 31, 2004


Consumer
26%
Comm R/E
38%
R/E
Mortgage
22%
Comm
Other
14%

December 31, 1999


Consumer
26%
Comm R/E
30%
R/E
Mortgage
26%
Comm
Other
18%

Concentrations of Credit

>20% of Subsidiary Bank Capital


March 31, 2004
50%
40%
30%
20%
10%
0%
39%
27%
37%
41%
24%
24%
Agricultural
Apartments & Rental Housing
Coal Mining & Support
Hotel/Motel
Non-Residential Real Estate Rental
Single Family Construction

Net Charge-Offs
as a % of Average Loans


0.70%
0.60%
0.50%
0.40%
0.30%
0.65%
0.51%
0.65%
0.63%
0.48%
0.38%
1999
2000
2001
2002
2003
Mar-04

- 2004 data annualized
- Net charge-offs declined 24% during 2003
- Continuing focus on asset quality

Nonperforming Loans
as a % of Total Loans



2.20%
1.80%
1.40%
1.00%
0.60%
1.14%
1.54%
1.97%
1.39%
0.97%
1.01%
1999
2000
2001
2002
2003
Mar-04

- All data is as of YE except 2004 which is as of 3/31/04
- Nonperforming loans declined 25.7% during 2003

Loan Loss Reserve
as a % of Total Loans



1.75%
1.50%
1.25%
1.00%
1.55%
1.53%
1.38%
1.42%
1.42%
1.42%
1.42%
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is as of YE except 2004 which is as of 3/31/04

*2004 data is stated corporate goal

Total Deposits
(including Repurchase Agreements)


(in billions)
$2.30
$2.10
$1.90
$1.70
$1.91
$1.98
$2.21
$2.18
$2.16
$2.14
$2.24
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is as of YE except 2004 which is as of 3/31/04
- 17% growth during past 5 years
- Slight decline during the last 2 years (≅2%)

*2004 data is stated corporate goal

Total Revenue



(in millions)
Noninterest Revenue
Net Interest Revenue
$150
$120
$90
$60
$30
$0
$104.8
$103.8
$106.9
$117.2
$121.0
$30.7
$131.7
$21.0
$19.5
$23.8
$27.9
$36.4
$8.0
$36.6
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is for YE 12/31 except 2004 which is for QE 3/31/04

*2004 data is stated corporate goal

Total Revenue


(in millions)
Noninterest Revenue
Net Interest Revenue
$150
$120
$90
$60
$30
$0
$104.8
$103.8
$106.9
$117.2
$121.0
$30.7
$131.7
$21.0
$19.5
$23.8
$27.9
$36.4
$8.0
$36.6
1999
2000
2001
2002
2003
Mar-04
2004*

- All data is for YE 12/31 except 2004 which is for QE 3/31/04

*2004 data is stated corporate goal

Net Noninterest Expense
& as a % of Average Earning Assets


$45
$40
$35
$30
2.30%
2.10%
1.90%
1.70%
1.50%
$43.4
$42.4
$41.2
$39.4
$34.4
$40.9
$39.2
2.2%
2.1%
1.8%
1.7%
1.5%
1.8%
1.7%
1999
2000
2001
2002
2003
Mar-04*
2004**
Net Noninterest Expense
% of Earning Assets

*Mar-04 Annualized

**2004 data is stated corporate goal

Noninterest Expense



$78
$72
$66
$60
$54
$64.4
$61.9
$64.9
$67.3
$70.7
$73.2
$75.8
1999
2000
2001
2002
2003
Mar-04*
2004**

*Mar-04 Annualized

**2004 data is stated corporate goal

Efficiency Ratio


62%
60%
58%
56%
54%
60.1%
58.5%
60.1%
57.3%
59.2%
58.5%
57.5%
1999
2000
2001
2002
2003
Mar-04*
2004**

*As of 3/31/04

**2004 data is stated corporate goal

2004 Corporate Goals

2004 Performance Goals

Net Income	$ 30.5 million
Earnings Per Share	$ 2.27
Loan Growth	$ 173 million
Deposit Growth	$ 68 million
Total Asset Growth	$ 96 million
Efficiency	57.54%

- Our corporate goal for net income for 2004 is $30.5 million...a 5.6% increase in net income from 2003
- Our corporate goal for earnings per share is $2.27, an increase of 6.1% from 2003

2004 Performance Goals

Major challenges to achieving 2004 goals:

- Loan growth
- Net interest margin
- Noninterest income
- Asset quality
- Profitable deposit growth
- Sarbanes-Oxley 404 implementation

2004 Opportunities

How we plan to meet 2004 corporate goals:

- Loan growth
- Mortgage brokerage division
- SBA and USDA government guaranteed lending
- Full service brokerage fee income
- Trust company
- Asset quality

2004 Opportunities

- Operational efficiencies
- Internal growth and expansion
- 2004 branch expansion
  - Frankfort branch opened in 1st quarter
  - London and Lexington branches scheduled to open in 4th quarter
- Stock repurchase program

CTBI's Return to Shareholders and Performance Compared to Other Stocks

Dividends Per Share


$1.00
$0.90
$0.80
$0.70
$0.60
$0.50
$0.59
$0.62
$0.67
$0.71
$0.82
$0.92
1999
2000
2001
2002
2003
2004

- Recognized by Mergent, Inc. as 2003 Dividend Achiever
- Cash dividends per share have increased on average greater than 8% per year during the last 5 years
- 2003 cash dividends were increased by 15%
- March 31, 2004 cash dividend yield of 2.79%

2004 data is stated corporate goal

Comparison of 5 Year Cumulative Total Return

among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks


$300
$200
$100
$0
1998
1999
2000
2001
2002
2003
Community Trust Bancorp, Inc.
NASDAQ Stock Market (U.S.)
NASDAQ Bank Stocks

- **Market price of stock increased 32.1% from $22.86 at December 31, 2002 to $30.20 at December 31, 2003**
- **An investment in CTBI on December 31, 1998 would have outperformed both the NASDAQ composite and the NASDAQ bank stock at December 31, 2003**

Comparison to Russell 2000 Index of small cap companies


Return to Investors
March 31, 2004
10-Year
9.82%
10.44%
5-Year
20.18%
9.66%
3-Year
40.32%
10.90%
1-Year
48.20%
63.82%
Qtr
10.03%
6.26%
0%
10%
20%
30%
40%
50%
60%
70%
Russell 2000
CTBI

3-, 5-, and 10-Year Annualized

Community Trust Bancorp, Inc.

"Building Communities . . .
Built on Trust"